UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

FIDELITY & GUARANTY LIFE
(Exact name of registrant as specified in its charter)

Delaware	001-36227	46-3489149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fleet Street, 6th Floor, Baltimore, Maryland		21202
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (410) 895-0100
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 15, 2014, Fidelity & Guaranty Life (the “Company”) announced that Clyde Landon Cobb Jr. would join the Company as Vice President - Finance, effective September 15, 2014 and serve as Chief Accounting Officer, effective December 1, 2014.
Mr. Cobb, age 43, recently served as (1) Chief Financial Officer from November 2013 to August 2014 at MedCost, LLC, a self-funded health plan administration services company, (2) Chief Executive Officer and Chief Operating Officer from January 2013 to June 2013 at Campus Partners, a federal student loan administrator and (3) Corporate Controller from January 2007 to December 2012 at Lincoln Financial Group, a diversified insurance company offering individual life insurance, group insurance, individual annuities and group retirement plans.
There are no familial relationships between Mr. Cobb and any other executive officer or director of the Company. There are no transactions in which Mr. Cobb has an interest requiring disclosure under Item 404(a) of Regulation S-K. Each of our executive officers is appointed to serve until his or her successor is duly appointed or he or she is removed or resigns from office.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY & GUARANTY LIFE

/s/ Eric L. Marhoun
Name: Eric L. Marhoun
Title: Executive Vice President, General Counsel and Secretary

Dated: September 15, 2014